_______________________________________________________________________________________________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2013

HELMER DIRECTIONAL DRILLING CORP.

______________________________________________________________________________________________

(Exact name of registrant as specified in its charter)

Nevada	000-53675	20-5567127
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

715 13th Street NE

Wenatchee, Washington 98802

_______________________________________________________________________________________________

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (509) 884-2218

N/A

______________________________________________________________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

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SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

This Current Report on Form 8-K (this “Report”) contains forward-looking statements. The forward-looking statements are contained principally in the sections entitled “Description of Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” These statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes,” “seeks,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “would” and similar expressions intended to identify forward-looking statements. Forward-looking statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. These risks and uncertainties include, but are not limited to, the factors described in the section captioned “Risk Factors” below. Given these uncertainties, you should not place undue reliance on these forward-looking statements.  Such statements may include, but are not limited to, information related to: anticipated operating results; relationships with our customers; consumer demand; financial resources and condition; changes in revenues; cost of sales; selling, general and administrative expenses; interest expense; legal proceedings and claims.

Also, forward-looking statements represent our estimates and assumptions only as of the date of this Report. You should read this Report and the documents that we reference and filed as exhibits to this Report completely and with the understanding that our actual future results may be materially different from what we expect. Except as required by law, we assume no obligation to update any forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in any forward-looking statements, even if new information becomes available in the future.

ITEM 1.01     ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Share Exchange Agreement

On March 14, 2013 (the “Closing Date”), Helmer Directional Drilling Corp. (the “Company”) entered into a share exchange agreement (the “Exchange Agreement”) by and among the Company, Excelsior Gold Corporation, a Utah corporation (“Excelsior”), and the shareholders of Excelsior, pursuant to which the Company purchased all of the outstanding common stock of Excelsior in exchange for 1,000.999 shares of our Series M preferred stock, par value $0.001 per share (the “Series M Preferred Stock”) (such transaction is sometimes referred to herein as the “Share Exchange”). Series M Preferred Stock is convertible into 302,000,000 shares of common stock, conditional upon the amendment of the Company’s Articles of Incorporation to increase the number of authorized shares to 700,000,000. As a result of the Share Exchange, we are now the holding company of Excelsior and operating a company in development of mining interests by drilling and proving mineral reserves specifically in our first two properties located in Washington and Montana.

As a condition to the Share Exchange, 155,466,645 shares of our common stock, par value $0.001 (the “Common Stock”) then outstanding were cancelled and retired.

The foregoing descriptions of the terms of the Exchange Agreement are qualified in its entirety by reference to the provisions of the Exchange Agreement filed as Exhibit 2.1 to this Report, which is incorporated by reference herein.

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

Closing of the Share Exchange Agreement

On the Closing Date, pursuant to the Exchange Agreement, the shareholders of Excelsior exchanged 1,000.999 shares of common stock of Excelsior, representing 100% of the issued and outstanding stock of Excelsior, for 1,000.999 newly issued shares of Series M Preferred Stock which represents 74% of the Company’s issued and outstanding common stock on a fully diluted basis, immediately following the Share Exchange.

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Immediately following the Closing, the Company intends to change its name to Excelsior Gold & Metals, Inc. to better reflect the nature of its business. On January 7, 2013 we filed a preliminary 14C Information Statement to change our name and increase our number of authorized shares of common stock to 700,000,000. We expect to file the Definitive 14C and complete the corporate actions now that the Share Exchange has closed.

Pursuant to the terms of the Exchange Agreement, Georgette Wansor, the sole officer and director of the Company, as well as the Majority Shareholder, agreed to cancel 155,466,645 shares of the Company’s common stock held in her name.

As more fully described in Item 5.02 below, on the Closing Date, Georgette Wansor, resigned from all positions held and the Company simultaneously appointed new executive officers and members of the Board of Directors of the Company.  The Board of Directors now consists of three members, each serving until their death, incapacitation, resignation, removal, or until the successor has been duly elected by the shareholders.

FORM 10 DISCLOSURES

As disclosed elsewhere in this Report, on March 14, 2013, the Company acquired Excelsior pursuant to the Exchange Agreement. Item 2.01(f) of Form 8-K provides that if the registrant was a shell company, other than a business combination related shell company, as those terms are defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended, (“Exchange Act”), immediately before a transaction such as the Share Exchange, then the registrant must disclose the information that would be required if the registrant were filing a general form for registration of securities on Form 10 under the Exchange Act reflecting all classes of the registrant’s securities subject to the reporting requirements of Section 13 of the Exchange Act upon consummation of the transaction.

We are providing below the information that we would be required to disclose on Form 10 under the Exchange Act if we were to file such form. Please note that the information provided below relates to the combined enterprises of the Company and Excelsior, after the Share Exchange has been consummated, except that information relating to periods prior to the date of the Share Exchange only relate to Excelsior, unless otherwise specifically indicated.

Information in response to this Item 2.01 below generally follows the format of Form 10.

BUSINESS

Business Overview

Our objective as a small mining company is to consolidate mining interests, claims, mineral rights, and operations within one company and to develop these mining interests by drilling and proving mineral reserves specifically in our first two properties located in Washington and Montana.

Our Corporate History and Background

We were incorporated in the State of Nevada on September 8, 2006. Prior to the Share Exchange, we were a developmental stage company that had a principal business objective of offering premium baseball cap type headwear for women with exquisite taste and extravagant appetites as exclusive accessories to differentiate themselves. However, due to lack of capital, the Company had not been able to commence any business.

In late 2011, we considered entering into the directional well drilling industry and changed our name from Exclusive Apparel, Inc. to Helmer Directional Drilling Corp. However, we were unable to attract the necessary capital and management to begin any operations. Therefore, we have now decided to close on the Exchange Agreement and close this transaction.

As a result of the Share Exchange, we will cease our prior operations and, we will operate as a mining exploration and development company.

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Our Industry

The Mining Industry

The mining industry is highly fragmented, as there are many gold and silver prospectors and producers, both small and large, in every market and region throughout the world. As these metals are well established commodities with well established markets, we believe that a production-stage mine will undoubtedly have a ready market for extracted minerals. Nevertheless, the global economic downturn has weakened the mining sector, which is expected to witness greater consolidation and reliance on non-traditional sources of financing to develop mining properties. In addition, we expect that the industry will also likely see a greater degree of vertical integration of mineral extraction and distribution firms.

Our Business Strategy

Our objective is not to extract gold, silver, and other precious metals, but only to prove mineral reserves. We intend to seek joint venture partners with the financial and operational means to be able to extract the minerals.

Our principal property is a deposit located in Northeast Washington where we hold 60 lode mining claims in respect of the Great Excelsior Mine (also sometimes referred to as the “Excelsior Claims”) located in Whatcom County in the Mount Baker quadrangle in western Washington State.

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The explored portion of the deposit is located on a large down-dropped landslide block. There are 105 core and reverse circulation holes delineating the identified reserves. The Great Excelsior Mine was a former gold and silver producer which was forced to close in 1918 due to falling metal prices and a shortage of supplies. This mining property has been explored by numerous mining companies over the years, including ASARCO, Silver Standard, Ltd., Quintana Resources, Inc., US Borax, Steelhead Resources, Inc, FMC Gold Corp., Stanford Metals, Ltd, and Arizuma Silver, Inc. Although a NI 43-101 compliant report has not been produced in respect of the mining claims we hold, we estimate that 493,000 ounces of potential gold-equivalent drill indicated resources are available to be mined, and an additional 500,000 ounces of potential gold-equivalent non-drill indicated resources are also available. The term “gold-equivalent” means that the precious metal content contained in these claims (whether of silver, gold, or other minerals) is estimated to be equivalent in value to gold in these respective drill and non-drill indicated resources. Below are two 3-dimensional maps showing a cross section of drill holes, and the contours of the project and probable deposit locations thereunder.

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Reserve Calculations for the Excelsior Deposit

The minerals underlying the Excelsior Claim consist of a disseminated sediment-hosted submarine epithermal volcanogenic silver and gold deposit, striking N300E which is open to the southwest (along strike) and to the west. American Mine Services, Inc. (1987) with the following reserve calculations:

Tonnage	Cutoff Grade	Au opt	Ag oz/T	Aueq opt

Probable		(EMC, 2004)		(60:1)
4,814,004	0.04	0.036	2.406	0.076

Possible				(60:1)
3,006,366	0.03	0.029	1.219	0.049

Probable		(Quinlan, James, 1989)		(60:1)
4,242,844	0.035	0.036	2.3	0.068

Probable		(Buchholz, Donald, 2004)		(60:1)
2,000,823	0.04	0.036	2.46	0.076

Probable		(Graham, Richard, 2004)		(60:1)
3,700,000	0.03	0.031	2.32	0.07

Probable High Grade		(Tschauder, Richard, 1999)		Aueq opt
				(60:1)
300,000		0.207	20.1	0.536

Probable High Grade		(McGregor & Robertson, 1989)		Aueq opt
				(60:1)
550,000		0.13	12.5	0.338

Mark Hawksworth of FMC Gold Corporation (1989) estimated the untested exploration potential of the Excelsior Claims to be +500,000 equivalent ounces of gold. This conclusion was based upon the evaluation of six areas (not included in the above table) within and adjacent to the claim group. Estimated tonnage for calculated and untested reserves is believed to be 7.1 million tons of 0.08 Aueq.

In October of 1999, Rick Tschauder reviewed the Excelsior Claims’ geologic and assay data for Atlas Mining Company and did a sensitivity study to determine mining feasibility at the then- current gold and silver prices (Au $280/oz, Ag $5.35/oz). He concluded that there appeared to be sufficient ore for four (4) years production at 250 tpd the mine would produce 75,000 tons per year over a four (4) year period. The total estimated high grade reserves are 300,000 tons. Approximately 95 percent of the high grade (>0.1 opt Aqeq) mineralization is located within or immediately adjacent to the felsic volcanic rocks (Franklin, 1985).

Using the Rockware 2004 program and an “easterly weighted” inverse distance squared algorithm, Doug

McFarland, our Chief Executive Officer, recalculated the tonnage and grade of high-grade ore body and obtained 279,652 tons of 0.338 opt Aueq and 353,043 tons using a cut off of 0.18 opt Aueq. We believe that this zone can be profitably mined by a small 250 tpd operation at current prices. We further believe that the area bounded by 10,700 E to 11,300E and 9400N to 9900N can be profitably mined at 195,000 tpd using open pit methods.

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If we were able to commence production in respect of the Excelsior Claims, we would likely not construct milling facilities but would transport extracted material to a nearby mill operated by other larger gold and silver producers. Extensive metallurgical testing had been done on the ore by Hazen Research, Inc. of Golden, Colorado. Recovery of 96.8 percent of the silver and 95.6 percent of the gold could also, in our opinion, be accomplished by flotation accompanied by a nitric acid leach of the concentrates and CIL recovery.

We also have rights in respect of a second property located in Montana known as the Liver Peak property which comprises 30 unpatented federal mining claims covering 620 acres in the Lolo National Forest in Sanders County, Montana, about 8 kilometers northeast of the town of Thompson Falls.

The Liver Peak claims are centered on an elliptical area measuring 2.7 kilometers by 2.1 kilometers of strong hydrothermal alteration and quartz veining. General Moly Inc. maintains about 890 acres of unpatented mining claims contiguous with the Liver Peak property on southeastern fringes of the altered area. We believe Liver Peak is rich in molybdenum reserves, and we would expect to only incur an extraction cost of 5-10% per ton.

Historic drilling on the Liver Peak property between 1967 and 1981 by Bear Creek Mining, Asarco, and Noranda, totaled 10 holes for 6,600 meters drilled. This drilling intersected three significant zones of molybdenum mineralization grading over 0.1% MoS2 accompanied by elevated tungsten and silver over an area extending at least 600 meters by 300 meters and extending to depths of nearly 1,400 meters. The system is substantially untested at depth.

Molybdenum mineralization has been found in three subsurface regions, termed the Upper Zone, the North Zone, and the Lower Zone, all of which are probably genetically linked to a deep mass of quartz-eye porphyry

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intersected in the last deep hole drilled on the property in 1979. Falling molybdenum prices in 1982 led Noranda to abandon the project and drop their claims. No significant work to determine the extent of the quartz-eye porphyry and related molybdenum-tungstensilver mineralization has been done since that time.

In the last deep exploration drilling conducted on the property in 1979, drill hole LP-4 (total depth 1460 meters) intersected 687 meters of a felsic intrusive complex including a distinctive quartz-eye porphyry that carried significant molybdenite in stockwork quartz veinlets associated with secondary K-feldsparand silica alteration. Significant molybdenum mineralization was found in ashallow zone between 268 meters and 564 meters grading 0.118% MoS2 hosted by Precambrian Belt Series sedimentary rocks, and a lower zone between 1198 metersand 1387 meters grading 0.126% MoS2 hosted by stockwork quartz veinlets in quartz-eye porphyry immediately overlying a silica-altered microgranite. The hole was terminated at a depth of 1460 meters in microgranite carrying increasing amounts of secondary K-feldspar and secondary biotite. A previous drill hole LP-2, located 250 meters northwest of LP-4, encountered 216 meters grading 0.10% MoS2 between depths of 70 meters and 320 meters and a lower zone between depths of 637 meters and 853 meters (TD) grading 0.10% MoS2 though it wasn't drilled deep enough to encounter the quartz-eye porphyry.

Rising molybdenum prices beginning in 2004 led Idaho General Mines (General Moly) to restake the district. For unknown reasons in 2006, Idaho General Mines dropped the claims in the core of the district, and they were subsequently relocated by several affiliates of West Coast Resource Associates, the principals of which are also newly-appointed officers and directors of the Company following the Share Exchange. In early 2012, West Coast Resource Associates, LLC. consolidated its holdings by restaking the key ground in the district, directly over the known molybdenum mineralization and the underlying quartz-eye porphyry.

Property Interests and Mining Claims in General

Mining claims are subject to the same risk of defective title that is common to all real property interests. Additionally, mining claims are self-initiated and self-maintained and therefore, possess some unique vulnerabilities not associated with other types of property interests. It is impossible to ascertain the validity of unpatented mining claims solely from an examination of public real estate records and, therefore, it can be difficult or impossible to confirm that all of the requisite steps have been followed for location and maintenance of a claim. Furthermore, as these interests are derived from multiple jurisdictions , the risk of a defective claim or other problems with ownership and development of the claim (including but not limited to the right of eminent domain) is compounded further. If the validity of a patented mining claim or mineral interest is challenged by an applicable governmental body on the grounds that mineralization has not been demonstrated, the claimant has the burden of proving the present economic feasibility of mining minerals located thereon. Such a challenge might be raised at any stage of development or at the commencement of production, or simply when the government seeks to include the land in an area to be dedicated to another use.

Reserve Estimates

Our reserve and resource figures are estimates, and we cannot assure you that the indicated level of recovery will be realized or that we will have the resources to do so. Because mining development is inherently capital intensive, we would expect that the Company would partner with a larger mining company or other strategic source of capital and knowledge in respect of any significant development or operational activity. Prolonged declines in the market price of gold may render reserves containing relatively lower grades of gold mineralization uneconomic to exploit and could materially reduce our actual or anticipated reserves. Should such reductions occur, discontinuation of exploration and development (including the production of a NI 43-101 compliant report) could be discontinued. There are numerous uncertainties inherent in estimating quantities of proven and probable gold reserves. The estimates in this document are based on various assumptions relating to gold prices during the expected life of production and the results of additional planned development work, either by us or in partnership with a larger mining company or other third party with more sufficient capitalization. Actual future production rates, sales prices, and amounts, revenues, taxes, operating expenses, environmental and regulatory compliance expenditures, development expenditures and recovery rates may vary substantially from those assumed in any estimates we have given. Any significant change in these assumptions, including changes that result from variances between projected and actual results, could result in a material downward or upward revision of current estimates.

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Competition

The Gold Market

Gold has increased in value from $400 per Troy ounce in early 2005 to over $1,600 at the end of 2012. The price of gold has been on a relatively steady increase over the long term, with some disruption in this trend during 2008 and 2012. Deleveraging in 2008, which caused many financial institutions to sell hard assets, drove the price decline from a high of approximately $1,000 in late 2007 to a low of approximately $700 in mid 2008. In 2010, gold outperformed most other asset classes, with the spot price appreciating more than 27% during the year, but further appreciated by more than 10% in 2011 before receding slightly during 2012. Since one of the most widespread uses of gold is as a store of value, interest in owning the metal has increased significantly since the lows of 2008. The large fiscal stimulus of the US, Europe and China, combined with economic instability, has heightened the concern for future inflation, driving additional interest in owning gold. Gold is a currency without a country, and as such is preferred when confidence falls in any one of the major currencies, or when international tensions build.

Physical demand for gold has outpaced the discovery of new deposits and the introduction of new supply from developing deposits in the past decade. The supply and production shortfall has been partly offset by central banks selling and the recycling of scrap gold. In the wake of the financial crisis of 2008, central banks have reversed course, holding and purchasing gold. China and India have both reported increases in their gold reserves year over year.

We believe that concerns over future US inflation may be valid, regardless of the actual magnitude of inflation in the future. The balance sheet of the U.S. Federal Reserve grew from zero in 1913 to approximately $500 billion in 1997, over an 84 year time period. A second $500 billion was added to the Fed’s balance sheet from 1997 through September 2008. An additional $1,000 billion was added in September and October of 2008 in an attempt to stave off a further deterioration in the U.S. economy and provide additional liquidity necessary for a sustainable economic recovery. Since 2009, the present administration has generated record deficits in an effort to stimulate the U.S. economy. Although such actions may have been necessary from a macroeconomic perspective, we believe this has contributed to appreciable demand for gold by investors as a hedge against inflation of the U.S. Dollar. We further believe that, rather than a temporary aberration which often occurs in commodity pricing, U.S. monetary policy has contributed to systemic long-term upward pressure in the price of gold.

Government Regulation

Mining operations and exploration activities are subject to various national, state/provincial, and local laws and regulations, which govern prospecting, development, mining, production, exports, taxes, labor standards, occupational health, waste disposal, protection of the environment, mine safety, hazardous substances and other matters. Our objective is to obtain the licenses, permits or other authorizations currently required to conduct our exploration program. We believe that we are in compliance in all material respects with applicable mining, health, safety and environmental statutes and the regulations applicable to the mineral interests we now hold in the United States.

Mining claims involving federally owned land in the United States are principally regulated by the Department of the Interior – Bureau of Land Management (“BLM”). The BLM administers over 258 million acres of public lands and 700 million acres of subsurface minerals in 19 mostly western U.S. states. The Federal Land Policy and Management Act of 1976 provides that public lands remain under the stewardship of the BLM and that their resources be managed under a multiple-use concept, which uses include certain mining and exploration activities. The General Mining Law of 1872 remains the major federal law governing locatable minerals and allows individuals and entities the opportunity to explore for, discover, and purchase certain valuable mineral deposits on those federal lands that are open for mining claim location and patent (open to mineral entry). These mineral deposits include most metallic mineral deposits and certain nonmetallic and industrial minerals. The law sets general standards and guidelines for claiming the possessory right to a valuable mineral deposit discovered during exploration. The General Mining Law also allows for the enactment of state laws governing location and recording of mining claims and sites that are consistent with federal law.

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Environmental Regulations

Our activities are subject to various national and local laws and regulations governing protection of the environment. These laws are continually changing and, in general, are becoming more restrictive. In the United States, for example, any mining activity which disturbs the surface of the earth is required to be reclaimed, even if the claim or site is abandoned or forfeited, and a plan of operation must be submitted and approved by the BLM prior to activity. In addition, any such reclamation activities are subject to individual state law requirements which also regulate air, water pollution, and use of hazardous materials.

Changes to current state or federal laws and regulations in the United States, or other countries where we may hold mineral interests could, in the future, require additional capital expenditures and increased operating and/or reclamation costs. Although we are unable to predict what additional legislation, if any, might be proposed or enacted, additional regulatory requirements could impact the economics of our projects.

Employees

As of the date of this report, we had two employees. We also utilize the services of various contract personnel from time to time.

RISK FACTORS

An investment in our Common Stock involves a high degree of risk. You should carefully consider the risks described below, together with all of the other information included in this Report, before making an investment decision. If any of the following risks actually occur, our business, financial condition or results of operations could suffer. In that case, the trading price of our shares of Common Stock could decline, and you may lose all or part of your investment. You should read the section entitled “Special Note Regarding Forward Looking Statements” above for a discussion of what types of statements are forward-looking statements, as well as the significance of such statements in the context of this Report.

Risks Related to Our Business

We have a limited operating history that you can use to evaluate us, and the likelihood of our success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered by a small developing company.

We were incorporated in Nevada in September 2006. We have no significant tangible assets or financial resources. The likelihood of our success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered by a small developing company, particularly as it compares to other better capitalized firms in the mining industry. Since we have a limited operating history, we cannot assure you that our business will be profitable or that we will ever generate sufficient revenues to meet our expenses and support our anticipated activities.

We need additional capital to fund our growing operations, we may not be able to obtain sufficient capital and may be forced to limit the scope of our operations.

If adequate additional financing is not available on reasonable terms, we may not be able to undertake our exploration and development activities and we would have to modify our business plans accordingly. There is no assurance that additional financing will be available to us.

In connection with our growth strategies, we may experience increased capital needs and accordingly, we may not have sufficient capital to fund our anticipated operations without additional capital investments. Our capital needs will depend on numerous factors, including (i) our profitability; (ii) the level of difficulty in proving

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extractable deposits and reserves for which we have claims; (iii) the level of our investment in new projects; and (iv) the amount of our capital expenditures, including acquisitions. We cannot assure you that we will be able to obtain capital in the future to meet our needs.

Even if we do find a source of additional capital, we may not be able to negotiate terms and conditions for receiving the additional capital that are acceptable to us. Any future capital investments could dilute or otherwise materially and adversely affect the holdings or rights of our existing shareholders. In addition, new equity or convertible debt securities issued by us to obtain financing could have rights, preferences and privileges senior to our Common Stock. We cannot give you any assurance that any additional financing will be available to us, or if available, will be on terms favorable to us.

Our future success is dependent, in part, on the performance and continued service of our officers.

We are presently dependent to a great extent upon the experience, abilities and continued services of our management team. The loss of services of any of the management staff could have a material adverse effect on our business, financial condition or results of operation.

Risks Related to Ownership of Our Common Stock

Though our common stock is quoted on the OTCQB, there is no liquidity and no established public market for our common stock, which means that it will be difficult to sell your shares.

Our common stock is quoted on the OTCQB under the symbol “EXLA”. There is, however, presently no active public market in our shares. We cannot assure you that such an active market for our common stock will develop. The over-the-counter market is a significantly more limited market than established trading markets such as the New York Stock Exchange or Nasdaq. Broker dealers may not be willing to make a market in our shares. In addition, the OTCQB and similar quotation services are often characterized by low trading volumes, and price volatility, which may make it difficult for an investor to sell our common stock on acceptable terms.

Our common stock is subject to the “penny stock” rules of the SEC and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

Under U.S. federal securities legislation, our common stock will constitute “penny stock”. Penny stock is any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require that a broker or dealer approve a potential investor’s account for transactions in penny stocks, and the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve an investor’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience objectives of the person, and make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form sets forth the basis on which the broker or dealer made the suitability determination. Brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock. Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

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Because we do not intend to pay any cash dividends on our common stock, our stockholders will not be able to receive a return on their shares unless they sell them.

We have never paid a dividend and we intend to retain any future earnings to finance the development and expansion of our business. Consequently, we do not anticipate paying any cash dividends on our common stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them. We cannot assure you that stockholders will be able to sell shares when desired.

Future issuance of our Common Stock could dilute the interests of existing shareholders.

We may issue additional shares of our Common Stock in the future. The issuance of a substantial amount of Common Stock could have the effect of substantially diluting the interests of our shareholders. In addition, the sale of a substantial amount of Common Stock in the public market, either in the initial issuance or in a subsequent resale by the target company in an acquisition which received such Common Stock as consideration or by investors who acquired such Common Stock in a private placement could have an adverse affect on the market price of our Common Stock.

If we are unable to establish appropriate internal financial reporting controls and procedures, it could cause us to fail to meet our reporting obligations, result in the restatement of our financial statements, harm our operating results, subject us to regulatory scrutiny and sanction, cause investors to lose confidence in our reported financial information and have a negative effect on the market price for shares of our Common Stock.

Effective internal controls are necessary for us to provide reliable financial reports and to effectively prevent fraud. We maintain a system of internal control over financial reporting, which is defined as a process designed by, or under the supervision of, our principal executive officer and principal financial officer, or persons performing similar functions, and effected by our board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.

As a public company that files reports under the Exchange Act, we have significant additional requirements for enhanced financial reporting and internal controls. We are required to document and test our internal control procedures in order to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act of 2002, which requires annual management assessments of the effectiveness of our internal controls over financial reporting. The process of designing and implementing effective internal controls is a continuous effort that requires us to anticipate and react to changes in our business and the economic and regulatory environments and to expend significant resources to maintain a system of internal controls that is adequate to satisfy our reporting obligations as a public company under the Exchange Act.

We cannot assure you that we will not, in the future, identify areas requiring improvement in our internal control over financial reporting. We cannot assure you that the measures we will take to remediate any areas in need of improvement will be successful or that we will implement and maintain adequate controls over our financial processes and reporting in the future as we continue our growth. If we are unable to establish appropriate internal financial reporting controls and procedures, it could cause us to fail to meet our reporting obligations, result in the restatement of our financial statements, harm our operating results, subject us to regulatory scrutiny and sanction, cause investors to lose confidence in our reported financial information and have a negative effect on the market price for shares of our Common Stock.

Lack of experience as officers of publicly-traded companies of our management team may hinder our ability to comply with Sarbanes-Oxley Act.

It may be time consuming, difficult and costly for us to develop and implement the internal controls and reporting procedures required by the Sarbanes-Oxley Act. We may need to hire additional financial reporting, internal controls and other finance staff or consultants in order to develop and implement appropriate internal controls and reporting procedures.

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Following the Share Exchange, public company compliance may make it more difficult to attract and retain officers and directors.

The Sarbanes-Oxley Act and rules subsequently implemented by the SEC have required changes in corporate governance practices of public companies that file reports under the Exchange Act. As a public reporting company, we expect these rules and regulations to continue to increase our compliance costs and to make certain activities more time consuming and costly. As a public company, these rules and regulations may make it more difficult and expensive for us to obtain director and officer liability insurance at commercially acceptable rates and we may therefore be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified persons to serve on our board of directors or as executive officers.

Because our directors and executive officers are among our largest shareholders, they can exert significant control over our business and affairs and have actual or potential interests that may depart from those our other shareholders.

Our directors and executive officers will own or control a significant percentage of the Common Stock following the Share Exchange. The interests of such persons may differ from the interests of our other shareholders. As a result, in addition to their board seats and offices, such persons will have significant influence over and control all corporate actions requiring shareholder approval, irrespective of how the Company’s other shareholders, including participants in the Share Exchange, may vote, including the following actions:

•	to elect or defeat the election of our directors;
•	to amend or prevent amendment of our Articles of Incorporation or By-laws;
•	to effect or prevent a merger, sale of assets or other corporate transaction; and
•	to control the outcome of any other matter submitted to our shareholders for vote.

Such persons’ stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of the Company, which in turn could reduce our stock price or prevent our shareholders from realizing a premium over our stock price.

FINANCIAL INFORMATION

MANAGEMENT’S DISCUSSION AND ANALYSIS OF OPERATIONS

The following discussion and analysis of the results of operations and financial condition should be read in conjunction with our financial statements and the notes to those financial statements that are attached as Exhibit 99.1 to this Report. The Financial Statements should not be relied on for an understanding of the current financial status of the Company.

Overview

Helmer Directional Drilling Corp. was incorporated in the State of Nevada on September 8, 2006. We were a developmental stage company that had a principal business objective of offering premium baseball cap type headwear for women with exquisite taste and extravagant appetites as exclusive accessories to differentiate themselves. However, due to lack of capital, the Company had not been able to commence any business.

In late 2011, we considered entering into the directional well drilling industry and changed our name from Exclusive Apparel, Inc. to Helmer Directional Drilling Corp. However, we were unable to attract the necessary capital and management to begin any operations.

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As a result of the Share Exchange, we will cease our prior operations and, we will operate as a mining exploration and development company

.

We are an exploration stage corporation. An exploration stage corporation is one engaged in the search of mineral deposits or reserves which are not in either the development or production stage.

Vision, Mission, and Goals. We believe that the price of precious metals, ores and other commodities will continue to move higher over the long term, commensurate with increases in aggregate world demand and a sustained decline in the U.S. dollar resulting from looming inflation and unsustainable government debt levels. We expect these trends will drive investors to include more traditional "safe haven" investments in their portfolios, consisting of gold, precious metals and natural resource commodities. We seek to explore, develop and acquire mineral resources in favorable jurisdictions where exploration and exploitation is promoted by governments in mining "friendly" territories. In the short-term, we intend to identify, explore and develop concessions such that a resource calculation can be made under compliant engineering standards. Our near term goals include obtaining a series of studies from third-party engineers to “prove up” deposits in which we have an interest as financially viable, mineable ventures. Our mid-term goals include entering joint ventures with larger companies with the goal of extraction and moving the Company into and ultimately creating an inviting target for merger or acquisition by one of the world's top majors.

Mining Concessions and Interests. We hold rights to certain mineral interests in Western Washington State and Montana, and seek to acquire additional interests in the United States and internationally. If we are able to successfully develop the interests we acquire, we may engage in (or contract with third parties for the) extraction and production of the minerals involved, may sell these interests, or pursue a combination of the foregoing.

We have not generated any revenues since the inception of the Company and we have been issued a “going concern” opinion from our auditors. We have no plans to change our business activities.

Results of Operations

We did not have any operating income from inception (September 8, 2006) through December 31, 2011. For the year ended December 31, 2011, we recognized a net loss of $21,676, representing the Company’s accrual of general and administrative expenses incurred during the year. Expenses for the year were comprised of costs mainly associated with legal, accounting, and office supplies.

Liquidity and Capital Resources

At December 31, 2012, we had no capital resources and will rely upon borrowings and the issuance of common stock and additional capital contributions from shareholders to fund administrative expenses.

Off-Balance Sheet Arrangements

We had no off-balance sheet arrangements as of December 31, 2012.

Critical Accounting Policies

We believe the following more critical accounting policies are used in the preparation of our financial statements:

Use of estimates. The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates. On a periodic basis, management reviews those estimates, including those related to valuation allowances, loss contingencies, income taxes, and projection of future cash flows.

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Mineral Property Costs. The Company will be primarily engaged in the acquisition, exploration and development of mineral properties. Mineral property acquisition costs are capitalized when management has determined that probable future benefits consisting of a contribution to future cash inflows have been identified and adequate financial resources are available or are expected to be available as required to meet the terms of property acquisition and budgeted exploration and development expenditures. Mineral property acquisition costs are expensed as incurred if the criteria for capitalization are not met. In the event that a mineral property is acquired through the issuance of the Company’s shares, the mineral property will be recorded at the fair value of the respective property or the fair value of common shares, whichever is more readily determinable.

When mineral properties are acquired under option agreements with future acquisition payments to be made at the sole discretion of the Company, those future payments, whether in cash or shares, are recorded only when the Company has made or is obliged to make the payment or issue the shares. When it has been determined that a mineral property can be economically developed as a result of establishing proven and probable reserves and pre feasibility, the costs incurred to develop such property will be capitalized.

Recently Issued Accounting Pronouncements

There are no recently issued accounting pronouncements that have not yet been adopted that are expected, when adopted, to have a material impact on the consolidated financial statements or notes thereto.

PROPERTIES

Our executive offices are located at 715 13th Street NE, Wenatchee, Washington 98802. The office space is free of charge and no lease exists. There are currently no proposed programs for the renovation, improvement or development of the facilities we currently use.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows the amount of the Company’s common stock beneficially owned (unless otherwise indicated) as of the Share Exchange (and assuming the cancellation of the shares of Ms. Wansor as more fully described in this Report), by (1) any person known to the Company to be the beneficial owner of more than 5% of the outstanding shares of the Company’s common stock, (2) each director/director nominee of the Company, (3) each named executive officer, and (4) all directors/director nominees and executive officers as a group.

The number of shares beneficially owned by each entity, person, director/director nominee, or executive officer is determined under SEC rules and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the entity or individual has sole or shared voting power or investment power and also any shares that the entity or individual had the right to acquire as of the date of the Share Exchange, or within 60 days after the Share Exchange, through the exercise of any stock option or other right. Unless otherwise indicated, to our knowledge each individual has sole investment and voting power, or shares such powers with his spouse, with respect to the shares set forth in the table.

Name	Sole Voting and Investment Power	Other Beneficial Ownership	Total	Percent of Class Outstanding
Douglas McFarland(1)	301,699	301,698,301	302,000,000	74.08%
W. Glen Zinn (2)	—	—	—	—
Paul Donaldson(3)	0	152,333,055	152,333,055	37.36%
All directors/director nominees and executive officers as a group (3 persons)	301,699	301,698,301	302,000,000	74.08%

*	Indicates less than one percent.
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(1)	Chief Executive Officer and controlling shareholder of the Company. Includes 1,000.999 shares of Series M Preferred Stock (“Series M Shares”), one (1) of which is held directly by Mr. McFarland and 495 of which are held directly by Alto Cascade Resources, LLC., a limited liability company controlled by Mr. McFarland. The remaining 505 Series M Shares are held directly by West Coast Resource Associates, LLC, a limited liability company in which Mr. McFarland serves as a manager and principal owner. The number of shares of common stock beneficially shown in the table above assumes that the Series M shares have been converted to common stock at a conversion rate of 301,999 to 1.
(2)	President, Chief Financial Officer, Chief Operating Officer, and Director of the Company.
(3)	Chief Technical Officer and Director of the Company. Includes 505 Series M Shares which are held directly by West Coast Resource Associates, LLC., a limited liability company jointly controlled by Mr. Donaldson and Douglas McFarland, the Chief Executive Officer and a Director of the Company. The number of shares of common stock beneficially shown in the table above assumes that the Series M shares have been converted to common stock at a conversion rate of 301,999 to 1.
(4)	Includes 60,000,003 shares held directly.

Section 16(a) beneficial ownership compliance

Under the federal securities laws, our directors, executive officers, and any persons beneficially owning more than ten percent of our common stock are required to report their ownership of our common stock and any changes in that ownership to the Company and the SEC. Specific due dates for these reports have been established by regulation. Based solely upon a review of reports furnished to the Company and written representations of certain persons, except as listed below, we believe that all of our directors and executive officers complied during 2012 with the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”).

Georgette Wansor, our former officer and director and owner of 155,466,645 shares of common stock, has not filed a Form 3, Form 4 or Form 5 to disclose this ownership. Pursuant to the terms of the Share Exchange, Ms. Wansor is cancelling these shares.

Changes in Control

We are not aware of any person who owns of record, or is known to own beneficially, five percent or more of our outstanding securities of any class, other than as set forth above.   Reference is made to Item 2.01 and Item 5.01 for a description of the change in control of the Company as a result of the transactions disclosed herein.

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth the names and ages of all of our directors, executive officers and key employees; and all positions and offices held as of the date of this Report. The directors will hold such office until the next annual meeting of shareholders and until his or her successor has been elected and has qualified.

Name	Age	Position
Douglas McFarland	69	Chief Executive Officer and Director
W. Glen Zinn	72	Chief Financial Officer, Chief Operating Officer, and Director
Paul Donaldson	68	Chief Technical Officer, Director

Business Experience

For certain biographical and other information regarding the newly appointed officers and directors, see the disclosure under Item 5.02 of this Report, which disclosure is incorporated herein by reference.

Committees

The board of directors has no standing committees. However, the Company intends to implement a

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comprehensive corporate governance program, including establishing various board committees and adopting a Code of Ethics in the future. In addition, the Company intends to secure Directors and Officers insurance consistent with the Company’s and Board of Director’s mandates.

Family Relationships

No family relationship has ever existed between any director, executive officer of the Company, and any person contemplated to become such.

EXECUTIVE COMPENSATION

The following table shows for the period ended December 31, 2012, the compensation awarded (earned) or paid by the Company to its named executive officers or acting in a similar capacity as that term is defined in Item 402(a)(2) of Regulation S-K. There are no understandings or agreements regarding compensation that our management will receive after a business combination that is required to be included in this table, or otherwise.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus	Option Awards	All Other Compensation	Total ($)

Georgette Wansor	2012	$0	0	0	0	0
Chief Executive Officer (1)	2011	$0	0	0	0	0

Douglas McFarland	2012	$0	0	0	0	0
Chief Executive Officer	2011	$0	0	0	0	0

W. Glen Zinn	2012	$0	0	0	0	0
Chief Financial Officer, and Chief Operating Officer	2011	$0	0	0	0	0

Paul Donaldson	2012	$0	0	0	0	0
Chief Technical Officer	2011	$0	0	0	0	0

(1)	Georgette Wansor was the sole officer and director for Helmer Directional Drilling Corp. but has resigned effective as of the Closing Date.

Employment Agreements

Currently, none of our executive officers are subject to an employment agreement with the Company. Nevertheless, we do intend to enter into such agreements in the future.

Option Plan

There are no stock option plans or shares of Common Stock set aside for any stock option plan.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Except as disclosed below, none of the following persons has any direct or indirect material interest in any transaction to which we are a party since our incorporation or in any proposed transaction to which we are proposed to be a party:

(A)	Any of our directors or officers;
(B)	Any proposed nominee for election as our director;
(C)	Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our Common Stock; or
(D)	Any relative or spouse of any of the foregoing persons, or any relative of such spouse, who has the same house as such person or who is a director or officer of any parent or subsidiary of our company.

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On March 14, 2013, as previously described and as a result of the Share Exchange, we acquired the rights to the Excelsior Claims owned by Alto Cascade Resources, LLC, a Utah limited liability company controlled by Doug McFarland the Chief Executive Officer, Chairman of the Board, and controlling shareholder of the Company. The transaction and issuance was approved by a majority of the disinterested directors of the Company.

Also on March 14, 2013, as previously described and as a result of the Share Exchange, we acquired the rights to the Liver Peak Claims owned by West Coast Resource Associates, LLC, a Utah limited liability company owned and controlled by Doug McFarland the Chief Executive Officer, Chairman of the Board, and controlling shareholder of the Company, and Paul Donaldson, a director of the Company. The transaction and issuance was approved by a majority of the disinterested directors of the Company.

Director Independence

Because our common stock is not currently listed on a national securities exchange, we have used the definition of “independence” of The NASDAQ Stock Market to make this determination. NASDAQ Listing Rule 5605(a)(2) provides that an “independent director” is a person other than an officer or employee of the Company or any other individual having a relationship which, in the opinion of the Company’s board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The NASDAQ listing rules provide that a director cannot be considered independent if:

•	the director is, or at any time during the past three years was, an employee of the company;
•	the director or a family member of the director accepted any compensation from the company in excess of $120,000 during any period of 12 consecutive months within the three years preceding the independence determination (subject to certain exclusions, including, among other things, compensation for board or board committee service);
•	a family member of the director is, or at any time during the past three years was, an executive officer of the company;
•	the director or a family member of the director is a partner in, controlling stockholder of, or an executive officer of an entity to which the company made, or from which the company received, payments in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenue for that year or $200,000, whichever is greater (subject to certain exclusions);
•	the director or a family member of the director is employed as an executive officer of an entity where, at any time during the past three years, any of the executive officers of the company served on the compensation committee of such other entity; or the director or a family member of the director is a current partner of the company’s outside auditor, or at any time during the past three years was a partner or employee of the company’s outside auditor, and who worked on the company’s audit.

We do not have any independent directors. We do not have an audit committee, compensation committee or nominating committee. We currently do not have a code of ethics that applies to our officers, employees and director.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims that we believe will have a material adverse affect on our business, financial condition or operating results.

MARKET PRICE AND DIVIDENDS ON THE REGISTANT’S COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

Our common stock is listed on the OTCQB under the symbol “EXLA”. We had approximately 20

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registered holders of our common stock as of March 14, 2013. Registered holders do not include those stockholders whose stock has been issued in street name. The last reported price for our common stock on March 1, 2013 was $0.03 per share.

The following table reflects the high and low closing sales prices per share of our common stock during each calendar quarter as reported on the OTCQB, during the two fiscal years ended December 31, 2012:

	Price Range(1)
	High	Low
Fiscal 2012
Fourth quarter	$0.11	$0.000472
Third quarter	$0.000472	$0.000472
Second quarter	$0.000472	$0.000472
First quarter	$0.0283	$0.000472

Fiscal 2011
Fourth quarter	$0.0283	$0.0009
Third quarter	$0.0283	$0.0189
Second quarter	$0.0189	$0.0189
First quarter	$0.0189	$0.0189

(1) The above quotations reflect inter-dealer prices, without retail mark-up, mark-down, or commission and may not necessarily represent actual transactions.

Dividends

The Registrant has not declared any cash dividends since inception and does not anticipate paying any dividends in the foreseeable future. The payment of dividends is within the discretion of the Board of Directors and will depend on the Company’s earnings, capital requirements, financial condition and other relevant factors. There are no restrictions that currently limit the Registrant’s ability to pay dividends on its Common Stock other than those generally imposed by applicable state law.

RECENT SALES OF UNREGISTERED SECURITIES

Reference is made to the disclosure set forth under Item 3.02 of this Report, which disclosure is incorporated by reference into this section.

DESCRIPTION OF SECURITIES

Authorized Capital Stock

Our authorized capital stock consists of 300,000,000 shares of Common Stock at a par value of $0.001 per share and 25,000,000 shares of preferred stock at a par value of $0.001 per share. As of March 14, 2013, 105,692,627 shares of our Common Stock and no shares of our Series A Preferred Stock were issued and outstanding. We also have 1,000.999 shares of Series M Preferred Stock issued and outstanding which will convert

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into three hundred one thousand six hundred ninety nine (301,699) shares of Common Stock immediately following the amendment to the Articles of Incorporation of the Company to increase the number of authorized shares of Common Stock to seven hundred million (700,000,000) as described below.

Common Stock

All outstanding shares of Common Stock are of the same class and have equal rights and attributes. The holders of Common Stock are entitled to one vote per share on all matters submitted to a vote of shareholders of the Company. All shareholders are entitled to share equally in dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available. In the event of liquidation, the holders of Common Stock are entitled to share ratably in all assets remaining after payment of all liabilities. The shareholders do not have cumulative or preemptive rights.

Preferred Stock

Our certificate of incorporation provides that we are authorized to issue up to 25,000,000 shares of preferred stock with a par value of $0.001 per share. Our Board of Directors has the authority, without further action by the shareholders, to issue from time to time the preferred stock in one or more series for such consideration and with such relative rights, privileges, preferences and restrictions that the board may determine. The preferences, powers, rights and restrictions of different series of preferred stock may differ with respect to dividend rates, amounts payable on liquidation, voting rights, conversion rights, redemption provisions, sinking fund provisions and purchase funds and other matters. The issuance of preferred stock could adversely affect the voting power or other rights of the holders of Common Stock.

Series M Preferred Stock

As of the date hereof, we have 1,000.999 shares of Series M Preferred Stock issued and outstanding. Each share of Series M Preferred Stock being issued to the shareholders of Excelsior in connection with the Share Exchange will, by its principal terms:

(a)	convert into three hundred one thousand six hundred ninety nine (301,699) shares of Common Stock immediately following the amendment to the Articles of Incorporation of the Company to increase the number of authorized shares of Common Stock to seven hundred million (700,000,000);
(b)	have the same voting rights as holders of Common Stock on an as-converted basis for any matters that are subject to shareholder vote;
(c)	not be entitled to any dividends; and
(d)	be treated pari passu with the Common Stock on liquidation, dissolution or winding up of the Company.

A copy of the Series M Preferred Stock Certificate of Designations is attached hereto as Exhibit 4.1.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Subsection 7 of Section 78.138 of the Nevada Revised Statutes (the “Nevada Law”) provides that, subject to certain very limited statutory exceptions, a director or officer is not individually liable to the corporation or its shareholders or creditors for any damages as a result of any act or failure to act in his or her capacity as a director or officer, unless it is proven that the act or failure to act constituted a breach of his or her fiduciary duties as a director or officer and such breach of those duties involved intentional misconduct, fraud or a knowing violation of law. The statutory standard of liability established by Section 78.138 controls even if there is a provision in the corporation’s articles of incorporation unless a provision in the Company’s Articles of Incorporation provides for greater individual liability.

Subsection 1 of Section 78.7502 of the Nevada Law empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or

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is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (any such person, a “Covered Person”), against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the Covered Person in connection with such action, suit or proceeding if the Covered Person is not liable pursuant to Section 78.138 of the Nevada Law or the Covered Person acted in good faith and in a manner the Covered Person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceedings, had no reasonable cause to believe the Covered Person’s conduct was unlawful.

Subsection 2 of Section 78.7502 of the Nevada Law empowers a corporation to indemnify any Covered Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in the capacity of a Covered Person against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by the Covered Person in connection with the defense or settlement of such action or suit, if the Covered Person is not liable pursuant to Section 78.138 of the Nevada Law or the Covered Person acted in good faith and in a manner the Covered Person reasonably believed to be in or not opposed to the best interests of the Corporation. However, no indemnification may be made in respect of any claim, issue or matter as to which the Covered Person shall have been adjudged by a court of competent jurisdiction (after exhaustion of all appeals) to be liable to the corporation or for amounts paid in settlement to the corporation unless and only to the extent that the court in which such action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances the Covered Person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Section 78.7502 of the Nevada Law further provides that to the extent a Covered Person has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in Subsection 1 or 2, as described above, or in the defense of any claim, issue or matter therein, the corporation shall indemnify the Covered Person against expenses (including attorneys’ fees) actually and reasonably incurred by the Covered Person in connection with the defense.

Subsection 1 of Section 78.751 of the Nevada Law provides that any discretionary indemnification pursuant to Section 78.7502 of the Nevada Law, unless ordered by a court or advanced pursuant to Subsection 2 of Section 78.751, may be made by a corporation only as authorized in the specific case upon a determination that indemnification of the Covered Person is proper in the circumstances. Such determination must be made (a) by the shareholders, (b) by the board of directors of the corporation by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding, (c) if a majority vote of a quorum of such non-party directors so orders, by independent legal counsel in a written opinion, or (d) by independent legal counsel in a written opinion if a quorum of such non-party directors cannot be obtained.

Subsection 2 of Section 78.751 of the Nevada Law provides that a corporation’s articles of incorporation or bylaws or an agreement made by the corporation may require the corporation to pay as incurred and in advance of the final disposition of a criminal or civil action, suit or proceeding, the expenses of officers and directors in defending such action, suit or proceeding upon receipt by the corporation of an undertaking by or on behalf of the officer or director to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the corporation. Subsection 2 of Section 78.751 further provides that its provisions do not affect any rights to advancement of expenses to which corporate personnel other than officers and directors may be entitled under contract or otherwise by law.

Subsection 3 of Section 78.751 of the Nevada Law provides that indemnification pursuant to Section 78.7502 of the Nevada Law and advancement of expenses authorized in or ordered by a court pursuant to Section 78.751 does not exclude any other rights to which the Covered Person may be entitled under the articles of incorporation or any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, for either an action in his or her official capacity or in another capacity while holding his or her office. However, indemnification, unless ordered by a court pursuant to Section 78.7502 or for the advancement of expenses under Subsection 2 of Section 78.751 of the Nevada Law, may not be made to or on behalf of any director or officer of the corporation if a final adjudication establishes that his or her acts or omissions involved intentional misconduct, fraud or a knowing

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violation of the law and were material to the cause of action. Additionally, the scope of such indemnification and advancement of expenses shall continue for a Covered Person who has ceased to be a director, officer, employee or agent of the corporation, and shall inure to the benefit of his or her heirs, executors and administrators.

Section 78.752 of the Nevada Law empowers a corporation to purchase and maintain insurance or make other financial arrangements on behalf of a Covered Person for any liability asserted against such person and liabilities and expenses incurred by such person in his or her capacity as a Covered Person or arising out of such person’s status as a Covered Person whether or not the corporation has the authority to indemnify such person against such liability and expenses.

The Bylaws of the Company provide for indemnification of Covered Persons substantially identical in scope to that permitted under the Nevada Law. Such Bylaws provide that the expenses of directors and officers of the Company incurred in defending any action, suit or proceeding, whether civil, criminal, administrative or investigative, must be paid by the Company as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of such director or officer to repay all amounts so advanced if it is ultimately determined by a court of competent jurisdiction that the director or officer is not entitled to be indemnified by the Company.

FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

Information concerning the financial information of the Registrant set forth under Item 9.01 of this Report is incorporated by reference.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES

The information contained in Item 1.01 above is incorporated herein by reference in response to this Item 3.02.

As previously described in Item 1.01, on March 14, 2013, we entered into an Exchange Agreement, by and among the Company, Excelsior, and the shareholders of Excelsior. Pursuant to the Exchange Agreement, the shareholders of Excelsior exchanged 1,000.999 shares of common stock of Excelsior, representing 100% of the issued and outstanding stock of Excelsior, for 1,000.999 shares of the Company’s Series M Preferred Stock. The Series M Preferred Stock will automatically convert into 302,000,000 shares of Common Stock upon the effectiveness of our corporate action to increase the number of authorized shares to seven hundred million (700,000,000).

With respect to the transaction noted above, no solicitation was made and no underwriting discounts were given or paid in connection with these transactions. The Company believes that the issuance of the shares as described above was exempt from registration with the Securities and Exchange Commission pursuant to Section 4(2) of the Securities Act of 1933.

ITEM 5.01	CHANGES IN CONTROL OF REGISTRANT

On the closing date of the Share Exchange, the Registrant consummated the transactions contemplated by the Exchange Agreement pursuant to which the Registrant issued 1,000.999 shares of Series M Preferred Stock of the Registrant to former Excelsior shareholders, which represents 74% of the issued and outstanding shares of the Registrant on a fully diluted basis immediately following the closing of the Share Exchange and full conversion of the Series M Preferred Stock. Douglas McFarland, our CEO, has beneficial voting control over a majority of our outstanding shares and may, therefore, unilaterally determine the election of our Board of Directors and the direction of the Company.

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Other than the transactions and agreements disclosed in this Report, the Registrant knows of no arrangements which may result in a change of control of the Registrant.

No officer, director, promoter or affiliate of the Registrant has, or proposes to have, any direct or indirect material interest in any asset proposed to be acquired by the Registrant through security holdings, contracts, options or otherwise.

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Upon the closing of the Share Exchange on March 14, 2013, Georgette Wansor submitted a resignation letter pursuant to which she resigned as President, Treasurer, Secretary of the Company, effective immediately.

On the same day, our Board of Directors appointed Douglas McFarland as Chief Executive Officer, W. Glen Zinn as Chief Financial Officer and Chief Operating Officer, and Paul Donaldson as Chief Technical Officer, effective immediately at the closing of the Share Exchange.

Prior to the consummation of the Share Exchange, our Board of Directors was comprised of one director, Ms. Wansor. Effective at the closing of the Share Exchange, Ms. Wansor resigned from her position as Chairman and appointed Mr. Douglas McFarland to serve as Chairman of our Board and W. Glen Zinn and Paul Donaldson to serve as members of the Board effective 10 days following the mailing of Schedule 14(f) to our shareholders. Ms. Wansor tendered her resignation as a director to be effective 10 days following the mailing of Schedule 14(f).

A summary of the aforementioned officers and directors background and experience is as follows:

Douglas McFarland, 69, Chief Executive Officer and Chairman.  Mr. McFarland is a registered Geologist, certified Engineering Geologist, and Licensed Hydrologist with the State of Washington.  He is also a member of the American Institute of Professional Geologists, Society of Exploration Geophysicists, and Association of Engineering Geologists.  Since 2009, he has been a consulting geologist with various mining clients (including the Company) in respect of projects located in the Philippines, Mexico, and the U.S..  From 2007 to 2009, he was employed as a consulting geologist with North American Oil & Minerals, Inc., a Canadian mining exploration company, in respect of mining properties located in Colorado.  In 2007, he was a contract geophysicist for Williamson Associates, Inc. where he performed a complex resistivity survey to locate shallow marine illmenite deposits in the Indian Ocean near Richard’s Bay, South Africa.  Prior to his association with Williamson Associates, he has provided a variety of geological and geophysical consulting services for a number of clients, and has served as an executive officer of various small mining companies.  Mr. McFarland holds a B.A. and a B.S. in Geology from Eastern Washington State College, where he undertook graduate studies in geophysics and geochemistry prior to studying economic at Colorado School of Mines.

W. Glen Zinn, 72, President, Chief Financial Officer, Chief Operating Officer, and Director. Mr. Zinn has 45 years of senior executive for mining and minerals exploration companies around the world.  Since 2010, Mr. Zinn has been an independent management and operation consultant for various U.S. natural resource companies.  From 2004 to 2010, he was Chairman, CEO, and President of Bell Copper Corporation, an international copper exploration development and production company.  From 1986 to 1993, he was an executive with Hecla Mining Company, serving as the Vice President of Corporate Development & Exploration from 1990-1993.  In 1980, Mr. Zinn was appointed by Secretary of the Interior William Clark to the National Strategic Materials and Minerals Program Advisory Committee to provide advice in respect of mineral needs and resources for purposes of national security.  From 1971 to 1986, he worked as Chief Geophysicist and served in management positions with the minerals division of Union Oil.  He also worked as Chief Geophysicist and served in various management positions with Molycorp when it was acquired by Union Oil.  Mr. Zinn holds a Bachelor of Science degree in Geological Engineering with a minor in Geophysics from the Michigan College of Mining & Technology.  From 1966-1971, he worked for the Anaconda Company as an Exploration and District Geophysicist.  Mr. Zinn also holds various postgraduate certificates from MIT, Stanford, and Northwestern.

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Paul Donaldson, 68, Chief Technical Officer and Director. Dr. Donaldson is currently Professor Emeritus of Geophysics at Boise State University where, during a 30 year tenure, he served 9 years as Chairman of the Department of Geosciences and 3 years as Director of the research Center for Geophysical Investigation of the Shallow Subsurface. His primary teaching duties included courses in theoretical and applied geophysics and economic geology. Prior to his academic/research career he worked for the U.S Geological Survey and in the private sector for various mineral and energy resource companies including Amoco Production Company, Kennecott Exploration Inc. and Earth Resources Inc. Overlapping his academic career he has completed more than 50 proprietary commissioned geological and geophysical reports for private sector mineral and energy resource companies large and small. Dr. Donaldson holds a PhD in geophysics with a minor emphasis in economic geology from the Colorado School of Mines. His pre-doctoral studies were completed at Stanford University and the University of Utah. He is a member of the Society of Exploration Geophysicists and a Registered Professional Geologist/Geophysicist in the state of Idaho.

ITEM 5.06	CHANGE IN SHELL COMPANY STATUS

As described in Item 1.01 of this Form 8-K, on March 14, 2013, we entered into the Exchange Agreement and consummated the Share Exchange, pursuant to which we acquired all of the issued and outstanding shares of Excelsior in exchange for the issuance of 1,000.999 shares of Series M Preferred Stock to the shareholders of Excelsior. As a result of the Share Exchange, Excelsior became our wholly-owned operating subsidiary and we no longer deem ourselves to be a shell company as that term is defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit No.	Description
2.1	Share Exchange Agreement by and between Helmer Directional Drilling Corp., Excelsior Gold Corp., Georgette Wansor, and the shareholders of Excelsior Gold Corp. dated March 14, 2013.
4.1	Certificate of Designation of Rights and Preferences of Series M Preferred Stock
99.1	Excelsior Gold Corporation audited financial statements for the period from November 21, 2012 (inception) to December 31, 2012.
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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HELMER DIRECTIONAL DRILLING CORP.

By:	/s/ Douglas McFarland
Douglas McFarland
Chief Executive Officer
Date: March 20, 2013

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Certified Public Accountants | 280 Kenneth Drive, Suite 100 | Rochester, New York 14623 | 585.427.8900 | EFPRotenberg.com

EFP
ROTENBERG LLP
what counts

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of Excelsior Gold Corp.

We have audited the accompanying balance sheet of Excelsior Gold Corp. as of December 31, 2012, and the related statements of income, stockholders' equity and comprehensive income, and cash flows for the period since inception (November 21, 2012) through December 31, 2012. Excelsior Gold Corp.'s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audit.

We have audited the accompanying balance sheet of Excelsior Gold Corp. as of December 31, 2012, and the related statements of income, stockholders' equity and comprehensive income, and cash flows for the period since inception (November 21, 2012) through December 31, 2012. Excelsior Gold Corp.'s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Excelsior Gold Corp. as of December 31, 2012, and the results of its operations and its cash flows for the period since inception (November 21, 2012) through December 31, 2012, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has never generated revenues. These conditions raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

EFP Rotenberg, LLP

EFP Rotenberg, LLP
Rochester, New York
March 18, 2013

26

PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

Pro Forma Consolidated Balance Sheet
Helmer Directional Drilling Corp

	Helmer Directional Drilling Corp	Excelsior Gold Corporation	Pro Forma adjustments		Pro Forma Consolidated
	December 31, 2012	December 31, 2012	December 31, 2012		December 31, 2012

ASSETS
CURRENT ASSETS:
Cash	$-	$-	$-		$-

Total Current Assets	-	-	-		-

OTHER ASSETS:
Mining Assets	-	167,119	-		167,119

Total Other Assets	-	167,119	-		167,119

Total Assets	$-	$167,119	$-		$167,119

LIABILITIES AND STOCKHOLDERS' DEFICIT
CURRENT LIABILITIES:
Accounts Payable	16,438	-	-		16,438
Advances from shareholder	115,866	-	-		115,866

Total Current Liabilities	132,304	-	-		132,304

STOCKHOLDERS' DEFICIT:

Preferred stock at $0.001 par value: 25,000,000 shares
authorized, none issued and outstanding	-	-	-		-

Common stock at $0.001 par value: 700,000,000 shares
authorized, 408,000,422 shares issued and outstanding	261,466	-	146,534	(1)	408,000
Additional paid-in capital	(68,966)	169,119	(471,338)	(2)	(371,185)
Deficit accumulated during the development stage	(324,804)	(2,000)	324,804	(2)	(2,000)

Total Stockholders' Deficit	(132,304)	167,119	-		34,815

Total Liabilities and Stockholders' Deficit	$-	$167,119	$-		$167,119

(1)	To record affects of recapitalization and reconcile to the toal shares outstanding after the stock purchase agreement is executed to 408,000,422 per below:
Total shares oustanding at 12/31/12	261,466,670
Shares issued to acquire all of Excelsior's capital after conversion of preferred shares	302,000,397
Cancellation of shares held by principal shareholder	(155,466,645)
	408,000,422

(2)	To eliminate additional paid in capital and accumulated deficit from Helmer and treat Excelsior as the accounting acquirer of the stock recapitalization.

See notes to pro forma consolidated financial statements.

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Pro Forma Consolidated Statement of Operations
Helmer Directional Drilling Corp

	Helmer Directional Drilling Corp	Excelsior Gold Corporation	Pro Forma adjustments	Pro Forma Consolidated
	For the year	For the year		For the year
	Ended	Ended		Ended
	December 31, 2012	December 31, 2012		December 31, 2012

NET REVENUES	$-	$-	$-	$-

OPERATING EXPENSES:
General and administrative expenses	41,313	2,000	-	43,313

Total operating expenses	41,313	2,000	-	43,313

LOSS FROM OPERATIONS	(41,313)	(2,000)	-	(43,313)

OTHER INCOME (EXPENSES)

Other income	-	-	-	-

Total other Income (Expenses)	-	-	-	-

LOSS BEFORE INCOME TAX PROVISION	(41,313)	(2,000)	-	(43,313)

INCOME TAX PROVISION	-	-	-	-

NET LOSS	$(41,313)	$(2,000)	$-	$(43,313)

NET LOSS PER COMMON SHARE
- BASIC AND DILUTED:	$(0.00)	$(0.00)		$(0.00)

Weighted common shares outstanding
- basic and diluted	261,466,670	500,999		261,466,670

See notes to pro forma consolidated financial statements.

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NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

On March 14, 2013 (the “Closing Date”), Helmer Directional Drilling Corp. (the “Company”) entered into a share exchange agreement (the “Exchange Agreement”) by and among the Company, Excelsior Gold Corporation, a Utah corporation (“Excelsior”), and the shareholders of Excelsior, pursuant to which the Company purchased all of the outstanding common stock of Excelsior in exchange for 1,000.999 shares of our Series M preferred stock (the “Preferred Stock”), par value $0.001 per share (the “Share Exchange”). Each share of Preferred Stock is convertible into 301,699 shares of the Company’s common stock.

As a condition to the Share Exchange, 155,466,645 shares of our common stock, par value $0.001 then outstanding were cancelled and retired.

The pro forma consolidated financial statements have been presented as if the Acquisition occurred as of December 31, 2012. In the opinion of the Registrant and the management of Excelsior, all adjustments and/or disclosures necessary for a fair presentation of the pro forma data have been made. These pro forma consolidated financial statements are presented for illustrative purposes only and are not necessarily indicative of the operating results or the financial position that would have been achieved had the Acquisition actually been consummated as of the dates indicated or of the results that may be obtained in the future.